Exhibit 4g

50JMH2661/1. #435254
         THE  SECURITY  REPRESENTED  HEREBY  HAS NOT BEEN  REGISTERED  UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD, ASSIGNED OR TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED THE WRITTEN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH SALE, ASSIGNMENT OR TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.


WARRANT NO. : W-CS- 31                              RIGHT TO PURCHASE 1,000,000
                                                    SHARES OF COMMON STOCK OF
AUGUST 28, 1997                                     DYNAGEN, INC.

         VOID UNLESS EXERCISED BEFORE 5:00 P.M., EASTERN DAYLIGHT SAVING
                             TIME ON JULY 31, 2004.

                                  DYNAGEN, INC.

                          COMMON STOCK PURCHASE WARRANT


         DYNAGEN, INC., a Delaware corporation (the "COMPANY"), hereby certifies that, H. J. MEYERS, INC. is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time before 5:00 p.m., Eastern Daylight Saving Time, on or before July 31, 2004, 1,000,000 fully paid and non-assessable shares of Common Stock, $.01 par value, of the Company, at an exercise price per share equal to $0.15. Such exercise price per share as adjusted from time to time as herein provided is referred to herein as the "EXERCISE PRICE". The number and character of such shares of Common Stock and the Exercise Price are subject to adjustment as provided herein. THIS WARRANT IS EXERCISABLE IN INSTALLMENTS, SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS AS SET FORTH IN SECTION 1.3 BELOW. NO PORTION OF THIS WARRANT MAY BE EXERCISED UNLESS SUCH CONDITIONS HAVE BEEN SATISFIED WITH RESPECT TO THE CONDITIONS REGARDING EXERCISABILITY.

         THIS WARRANT IS EXERCISABLE FOR 700,000 OF THE 1,000,000 SHARES OF COMMON STOCK SUBJECT TO THIS WARRANT FOR SERVICES PREVIOUSLY RENDERED BY THE HOLDER OF THIS WARRANT.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term "COMPANY" shall include DynaGen, Inc., a Delaware corporation, and any corporation which shall succeed or assume the obligations of the Company hereunder.

         (b) The term "COMMON STOCK" includes (a) the Company's Common Stock, $.01 par value per share, as authorized, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency), (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise, or the conversion of promissory notes or other obligations of the Company.

         (c) The term "OTHER SECURITIES" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Sections 3 or 4 or otherwise.

         1.       EXERCISE OF WARRANT.

                  1.1. FULL EXERCISE. This Warrant may be exercised in full by the holder hereof by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Exercise Price then in effect.

                  1.2. PARTIAL EXERCISE. This Warrant may be exercised in part by surrender of this Warrant in the manner and at the place provided in Section
1.1 except that the amount payable by the holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the holder in the subscription at the end hereof by (b) the Exercise Price then in effect. On any such partial exercise the Company at its expense will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock for which such Warrant or Warrants may still be exercised.

                  1.3 CONDITIONS REGARDING EXERCISABILITY. Portions of this Warrant are exercisable only upon the satisfaction of certain conditions, and unless such conditions are satisfied, only that portion of this Warrant for which the conditions have been previously satisfied may be exercised at any time. THE EXACT NUMBER OF SHARES OF COMMON STOCK FOR WHICH THIS WARRANT MAY BE EXERCISED AT ANY TIME SHALL BE DETERMINED BY THE BOARD OF DIRECTORS OF THE COMPANY AND SET FORTH IN A NOTICE FROM THE COMPANY TO H.J. MEYERS, INC. THE NUMBER OF SHARES FOR WHICH THIS WARRANT EXERCISABLE AT ANY TIME IS SUBJECT TO THE SATISFACTORY PERFORMANCE OF

SERVICES PURSUANT TO A CERTAIN INVESTMENT BANKING AGREEMENT BETWEEN THE COMPANY AND H.J. MEYERS, INC. NO PORTION OF THIS WARRANT MAY BE EXERCISED ABSENT THE AFORESAID NOTICE FROM THE COMPANY, SIGNED BY AN AUTHORIZED OFFICER OF THE COMPANY.

                  THIS WARRANT IS EXERCISABLE FOR 700,000 OF THE 1,000,000 SHARES OF COMMON STOCK SUBJECT TO THIS WARRANT FOR SERVICES PREVIOUSLY RENDERED BY THE HOLDER OF THIS WARRANT.

         2. DELIVERY OF STOCK CERTIFICATES ON EXERCISE. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within thirty (30) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the then current market value of one full share.

         3.       ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION OR MERGER.

                  3.1.  REORGANIZATION,  CONSOLIDATION OR MERGER. In case at any time or from time to time, the Company shall (a) effect a reorganization, (b) consolidate with or merge into any other person or entity, or (c) transfer all or substantially all of its capital stock, properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, upon the proper and rightful exercise of this Warrant, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 4 and 5. The holder of this Warrant must exercise this Warrant prior to the consummation of any of the foregoing events in order to obtain the benefits of this Section.

                  3.2. CONTINUATION OF TERMS. Upon any corporate event referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and Other Securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger, as the case may be, and shall be binding upon the issuer of any such stock or other securities.

         4. ADJUSTMENTS FOR STOCK DIVIDENDS AND STOCK SPLITS. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the

Common Stock, then, in each such event, the Exercise Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then prevailing Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock) and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event (calculated assuming the conversion or exchange of all outstanding shares of convertible or exchangeable securities of the Company which are convertible or exchangeable into, or exercisable for, shares of Common Stock), and the product so obtained shall thereafter be the Exercise Price then in effect. The Exercise Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise, by a fraction of which (i) the numerator is the Exercise Price which would otherwise (but for the provisions of this Section 4) be in effect, and
(ii) the denominator is the Exercise Price in effect on the date of such exercise.

         5. ADJUSTMENT FOR DIVIDENDS IN OTHER STOCK, PROPERTY AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock (or Other Securities) shall have received, or (on or after the record date fixed for the determination of stockholders eligible to receive) shall have become entitled to receive, without payment therefor,

         (a) other or additional stock or other securities or property (other than cash) by way of dividend, or

         (b)  other  or  additional   stock  or  other  securities  or  property
(including   cash)   by   way   of   spin-off,    split-up,    reclassification,
recapitalization, combination of shares or similar corporate rearrangement,

other than additional shares of Common Stock (or Other Securities) issued as a stock dividend or in a stock-split (adjustments in respect of which, in the case of Common Stock, are provided for in Section 4), then and in each such case the holder of this Warrant, on the exercise hereof as provided in Section 1, shall be entitled to receive the amount of other or additional stock and other securities and property (including cash in the cases referred to in subdivision
(b) of this Section 5) which such holder would hold on the date of such exercise if on the date of distribution of such other or additional stock or other securities and property, or on the record date fixed for determining the shareholders entitled to receive such other or additional stock or other securities and property, such holder had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter, during the period from the date thereof to and including the date of such exercise, retained such shares and all such other or additional stock and other securities and property (including cash in the cases referred to in subdivision (b) of this Section 5) receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period by Sections 3 and 4.

         6. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrant, all shares of Common Stock from time to time issuable on the exercise of the Warrant; the shares of Common Stock which the holder of this Warrant shall receive upon exercise of the Warrant will be duly authorized, validly issued, fully paid and non-assessable.

         7. EXCHANGE OF WARRANT. On surrender for exchange of this Warrant, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant or Warrants of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

         8. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. WARRANTHOLDER NOT DEEMED STOCKHOLDER; RESTRICTIONS ON TRANSFER. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

         (a) No holder of this Warrant shall, as such, be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the Company until such holder shall have delivered formal notice to the Company of an intention to exercise this Warrant, tendered promptly the consideration required for exercise (whether cash or securities), exercised the Warrant, and been issued shares of Common Stock in accordance with the provisions hereof.

         (b) Neither this Warrant nor any shares of Common Stock purchased pursuant to this Warrant shall be registered under the Securities Act of 1933 (the "SECURITIES ACT") and applicable state securities laws.
      Therefore, the Company may require, as a condition of allowing the transfer or exchange of this Warrant or such shares, that the holder or transferee of this Warrant or such shares, as the case may be, furnish to the Company an opinion of counsel acceptable to the Company to the effect that such transfer or exchange may be made without registration under the Securities Act and applicable state securities laws. The certificates evidencing the shares of Common Stock issued on the exercise of the Warrant shall bear a legend to the effect that the shares evidenced by such certificates have not been registered under the Securities Act and applicable state securities laws.

         (c) This Warrant is not transferable or assignable to any party without the prior written consent of the Company, and accompanied by an opinion of counsel satisfactory to the Company that such transfer is permissible under applicable law.

         10. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by (i) first class mail, postage prepaid, (ii) electronic facsimile transmission, or (iii) express overnight courier service, at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

         11. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the shares of Common Stock underlying this Warrant shall be construed and enforced in accordance with and governed by the laws of the State of Delaware. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

         12.      REGISTRATION RIGHTS.

                  12.1 SHORT-FORM REGISTRATIONS ON FORM S-3. At the request of H.J. Meyers, Inc., the Company shall use its best efforts to file a registration statement on Form S-3 (to the extent such form is available to the Company) covering the resale of the Shares underlying this Warrant (the "REGISTRABLE SHARES"). In addition, the Company shall, subject to the conditions listed below, grant "piggy back" registration rights to include the Registrable Shares in any registration statement filed by the Company solely for the account of the Company under the Securities Act of 1933 as amended (the "Act") relating to an underwriting of the sale of shares of Common Stock. These registration rights do not apply to securities issued in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or pursuant to other employee benefit plans. In connection with any offering, the holders of the Registrable Shares shall be subject to any limitation the underwriter or the Company shall impose on the number of shares of such Common Stock which may be included in any such registration statement. At its discretion, the Company may also include the Registrable Shares in any registration statement filed on behalf of selling security holders.


         The Company shall not be required to effect more than two (2) registrations on Form S-3. The Company's obligations under this Section shall expire three (3) years after the issuance date of this Warrant. The Company shall not be required to effect more than one demand registration during any 18-month period. Notwithstanding the foregoing, the Company shall have no obligation to register the Registrable Shares under this Section if such Registrable Shares are eligible for resale under Rule 144, as so opined by the Company's outside legal counsel.

                  12.2 EXPENSES. In the case of a registration under Section 12.1, the Company shall bear the expenses of any filing of any registration, including but not limited to printing legal and accounting expenses, Securities and Exchange Commission and NASD filing fees and all related "Blue Sky" fees and expenses. The Company shall have no obligation to pay or otherwise bear (i) the cost and expenses of procuring underwriters' insurance in connection with the sale of Registrable Shares, (ii) any portion of the fees or disbursements of counsel for the selling holders of Registrable Shares or (iii) any portion of the underwriters' commission or discounts attributable to the Registrable Shares. The Company shall only be obligated to bear the expenses of one filing for a registration initiated under Section 12.1.

                  12.3 EXPIRATION OF REGISTRATION RIGHTS. The obligations of the Company under this Section 12 to register the securities shall expire and terminate on the earlier of the expiration date of the warrant or at such time as the holder of this Warrant shall be entitled or eligible to sell the shares of Common Stock underlying this Warrant without restriction and without a need for the filing of a registration statement under the Securities Act of 1933, including without limitation, for any resales of restricted securities made pursuant to Rule 144 as promulgated by the Securities and Exchange Commission.

                  12.4 DELAY OF REGISTRATION. For a period not to exceed 180 days, the Company shall not be obligated to prepare and file, or be prevented from delaying or abandoning, a registration statement pursuant to this Section at any time when the Company, in its good faith judgment by the management of the Company, with the advice of counsel, reasonably believes: (I) that the filing thereof at the time requested, or the offering of Registrable Shares pursuant thereto, would materially and adversely affect (a) a pending or scheduled public offering or private placement of the Company's securities, (b) an acquisition, merger, consolidation or similar transaction by or of the Company, (c) pre-existing and continuing negotiations, discussions or pending proposals with respect to any of the foregoing transactions, or (d) the financial condition of the Company in view of the disclosure of any pending or threatened litigation, claim, assessment or governmental investigation which may be required thereby; and (II) that the failure to disclose any material information with respect to the foregoing would cause a violation of the Securities Act or the Securities Exchange Act of 1934.

         13. EXPIRATION. The right to exercise this Warrant shall expire at 5:00 p.m., Eastern Daylight Saving Time, on July 31, 2004.

DATED: AUGUST 28, 1997                         DYNAGEN, INC.

ATTEST:

By:  /s/ Dennis R. Bilodeau                    By: /s/ Dhananjay G. Wadekar
   ----------------------------                   ------------------------------
Title:  Controller                             Title:  Executive Vice President
      -------------------------                      ---------------------------






                              FORM OF SUBSCRIPTION
                   (TO BE SIGNED ONLY ON EXERCISE OF WARRANT)


TO DynaGen, Inc.

         The undersigned,  the holder of the within Warrant,  hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ........ shares of Common Stock of DynaGen,  Inc., a Delaware  corporation,  and herewith  makes payment of $........  therefor,  and  requests  that the  certificates  for such shares be issued in the name of, and delivered to ..............,  whose address is ................................

Dated:

                                                   (Signature  must  conform  to
                                                   name of holder  as  specified
                                                   on the face of the Warrant)


                                                   (Address)

                              --------------------

                               FORM OF ASSIGNMENT
                   (TO BE SIGNED ONLY ON TRANSFER OF WARRANT)


         For  value  received,   the  undersigned  hereby  sells,  assigns,  and
transfers unto .................. the right represented by the within Warrant to purchase  .............  shares of Common  Stock of  DynaGen,  Inc.,  a Delaware
corporation,    to   which   the   within   Warrant   relates,    and   appoints
 ..........................  Attorney  to  transfer  such  right on the  books of
DynaGen, Inc., a Delaware corporation, with full power of substitution in the premises.


Dated:

                                                   (Signature  must  conform  to
                                                   name of holder  as  specified
                                                   on the face of the Warrant)


                                                   (Address)

Signed in the presence of: